UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2009

SOUND REVOLUTION INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Commission File Number: 333-118398

925 West Georgia Street, Suite 1820
Vancouver, British Columbia
Canada V6C 3L2
(Address of principal executive offices)

604.728.2522
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 1, Sound Revolution Inc. (the “Company”) completed a merger with On4 Communications, Inc. (“On4”).  Pursuant to the terms of the merger agreement signed on April 7, 2009 (the “Merger Agreement”) the Company acquired all assets and liabilities of On4 by issuing new shares to all former shareholders of On4 on a 1 to 1 basis.

On4 is the corporate umbrella for a variety of products and services in the mobile wireless Location Based Services (LBS) industry.  On4 owns and operates PetsMobility, Pet LifeLine, Petsmo, Ruff Media as well as other technology related, but non-pet focused companies and brands.

There was no material relationship, other than in respect of this transaction, between any persons who approved the merger and the Company or any of our affiliates, or any director or officer of the Company, or any associate of any such director or officer.

Item 3.02 Unregistered Sales of Equity Securities

On April 30, 2009 the Company entered into a debt conversion agreement with Bacchus Entertainment Ltd, for the conversion of $35,000 of debt owed by the Company to Bacchus Entertainment Ltd. into common shares of the Company at $0.001 per share for an aggregate total of 35,000,000 shares.  The issuance of the Company’s shares was made pursuant exemptions from registration contained in Regulation S of the Securities Act of 1933, as amended.  A copy of the debt conversion agreement is attached hereto as Exhibit 10.3.

On April 30, 2009 we also entered into a convertible agreement with Bacchus Entertainment Ltd., a company controlled by Penny Green, our director and officer, for $120,000 of previously forwarded funds.  Interest on the note is to be calculated at 20% per annum, but shall begin accruing on November 30, 2009.  Additionally, the note is convertible into shares of the Company’s stock at a rate of $0.10 per share.  A copy of the convertible note is attached hereto as Exhibit 10.2.

On May 1, 2009, pursuant to the terms of the Merger Agreement, the Company issued 27,955,089 shares of our common stock to the former shareholders of On4.

We completed these offerings of our securities pursuant to Rule 903 of Regulation S and the exemption from registration requirements provided by Section 4(2) of the 1933 Securities Act of 1933, as amended.

Our reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of the securities did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the nature of the transaction between the Company and On4. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

We relied on Rule 903 of Regulation S of the Securities Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor who relied on Regulation S was not a US person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a US person.

Item 5.02 Election of Directors

On May 1, 2009, and pursuant to the terms of the Merger Agreement, the Company approved the appointment of Cameron Robb, the former Chief Executive Officer and director of On4, to the Company’s board of directors.

Cameron Robb co-founded PetsMobility in June 2004 and On4 Communications in June 2006.  He was the acting Chief Executive Officer and a Director of both organizations since their inceptions and until the merger with the Company.  Previously, Mr. Robb operated an executive management consultancy through which he advised private and public companies on matters such as venture capital and finance, international sales, and marketing.  His clients represented diverse industries such as entertainment, technology, energy, and consumer products.  He was President and CEO and co-founder of Wooket Graphics, Inc, a North American entertainment and licensing company.  Currently, in addition to his work with On4 and PetsMobility, Mr. Robb serves as an Advisory Board Member for the Canada Arizona Business Council, Firstar Sports, Inc, and serves as a Board Member on For The Earth Corporation. He is also a mentor to Arizona State University students in the Technopolis Program, established to help ASU become a more responsive and entrepreneurial university.

Under the terms of the Merger Agreement, On4 Communications Inc., a federally incorporated company in Canada over which Mr. Robb shares voting and dispositive control was issued 15,850,000 shares of the Company’s common stock.  Other than this, there have been no transactions between the Company and Michael Young since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $ 120,000, and in which Cameron Robb had or will have a direct or indirect material interest.

At this time Mr. Robb will not be being appointed to any specific committees on our board of directors.  The Company does not have any compensation arrangements with Mr. Robb for his services as a director of the Company.

Item 5.03 Change in Fiscal Year; Amendments to Articles of Incorporation or Bylaws

On May 1, 2009, in connection with the closing of the merger, we changed our fiscal year end to October 31. The merger is deemed to be a reverse acquisition for accounting purpose. On4, whose principal assets were acquired, is regarded as the predecessor entity as of May 1, 2009. Starting with the periodic report for the quarter ended April 30, 2009, we will file annual and quarterly reports based on the October 31 fiscal year end of On4.  Additionally, we will file a transition report on Form 10-K which will cover the period from our prior fiscal year end of February 28, 2009 to our new fiscal year end, October 31, 2009.

On May 1, 2009 we also filed a Certificate of Merger with the Delaware Division of Corporations.  The filing of the Certificate of Merger effected the merger between the two companies and identified the Company as the surviving entity.  A copy of the Certificate of Merger is attached hereto as Exhibit 3.1

Item 8.01 Other Items

On April 30, 2009, holders of 60.6% of our issued and outstanding voting securities approved a name change from Sound Revolution Inc. to On4 Communications Inc. to be carried out by the Company in the future.

Item 9.01 Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

3.1	Certificate of Merger dated May 1, 2009.
10.1	Merger Agreement between the Company and On4 Communications, Inc. dated April 7, 2009.(1)
10.2	Convertible Note Agreement between the Company and Bacchus Entertainment Ltd. dated April 30, 2009.
10.3	Debt Conversion Agreement between the Company and Bacchus Entertainment Ltd. dated April 30, 2009.

(1) Filed as an exhibit to our Current Report on Form 8-K filed on April 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2009	Sound Revolution Inc.
(Registrant)

By:	/s/ Penny Green
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary